As filed with the Securities and Exchange Commission on July 23, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRST COMMUNITY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

South Carolina	6021	57-1010751
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

5455 Sunset Boulevard

Lexington, South Carolina 29072

(803) 951-2265

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael C. Crapps

President and Chief Executive Officer

First Community Corporation

5455 Sunset Boulevard

Lexington, South Carolina 29072

(803) 951-2265

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of Communications to:

Neil E. Grayson, Esq. John M. Jennings, Esq. Nelson Mullins Riley & Scarborough LLP 104 S. Main Street, Suite 900 Greenville, South Carolina 29601 (864) 250-2300	B.T. Atkinson, Esq. Bryan Cave LLP One Wells Fargo Center 301 S. College Street, Suite 3400 Charlotte, North Carolina 28202 (704) 749-8954

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☒ Registration Statement No. 333-181437

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock, par value $1.00 per share	—	—	$625,000	$72

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(2)	The Registrant previously registered an aggregate offering price of $14,375,000 on a Registration Statement on Form S-1 (File No. 333-181437), for which a filing fee of $1,648 was paid.

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1.

This Registration Statement relates to the registration statement on Form S-1, as amended (File No. 333-181437) (the “Prior Registration Statement”), which the registrant originally filed on May 15, 2012, and which was declared effective on July 23, 2012 by the Commission, and is being filed for the purpose of increasing the dollar amount of securities registered under the Prior Registration Statement by $625,000. The contents of the Prior Registration Statement, including the exhibits thereto and each of the documents incorporated by reference therein, are incorporated herein by reference in their entirety.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits and Financial Statement Schedules.

All exhibits filed or incorporated by reference in the registrant’s Prior Registration Statement on Form S-1, as amended (File No. 333-181437), are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, and, in addition, the following exhibits are filed herewith or incorporated by reference herein:

Exhibit Number	Description
5.1	Opinion of Nelson Mullins Riley & Scarborough, LLP.
23.1	Consent of Elliott Davis, LLC.
23.2	Consent of Nelson Mullins Riley & Scarborough, LLP (included in Exhibit 5.1).
24.1	Power of Attorney.†

†                                          Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-181437) filed by the Registrant with the Commission on May 15, 2012 and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, State of South Carolina, on July 23, 2012.

FIRST COMMUNITY CORPORATION
By:	/s/ Michael C. Crapps
Michael C. Crapps
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated.

Signature	Title

*
Richard K. Bogan	Director

*
Thomas C. Brown	Director

*
Chimin J. Chao	Director

/s/ Michael C. Crapps
Michael C. Crapps	Director, President and Chief Executive Officer

*
Anita B. Easter	Director

*
O. A. Ethridge	Director

*
George H. Fann, Jr.	Director

*
J. Thomas Johnson	Director and Vice Chairman of the Board

*
W. James Kitchens, Jr.	Director

*
Alexander Snipe, Jr.	Director

*
Roderick M. Todd, Jr.	Director

*
Loretta R. Whitehead	Director

*
Mitchell M. Willoughby	Director and Chairman of the Board

/s/ Joseph G. Sawyer
Joseph G. Sawyer	Chief Financial Officer and Principal Accounting Officer

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*By:	/s/ Michael C. Crapps
Michael C. Crapps Attorney-in-Fact

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